Exhibit 10.101
                  Lead Generation/Corporate Relations Agreement

                 LEAD GENERATION / CORPORATE RELATIONS AGREEMENT

     THIS AGREEMENT is made this 22nd day of July, 1998, between CORPORATE RELATIONS GROUP, INC., a Florida corporation (hereinafter "CRG"), and PLAY CO. TOYS & ENTERTAINMENT CORP., a Delaware corporation (hereinafter the "Client").

                                    RECITALS

     1. The Client wishes to retain CRG to provide corporate relations services to the Client.

     2. CRG is willing to provide such corporate relations services as are more fully described herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

     1. Furnishing of Information by Client. The Client shall furnish to CRG information about the Client such as copies of disclosure and filing materials, financial statements, business plans, promotional information and background of the Client's officers and directors ("Information Package"). The Client shall update the Information Package periodically to inform CRG of any materials, events, etc. The Client understands that the sole purpose for providing CRG with the Information Package is for utilization in a Lead Generation / Corporate Relations program. CRG is not obligated to assess the financial viability of the Client. CRG may rely on, and assume the accuracy of the Information Package.

     2. Representations and Warranties of Client. The Client represents that the information included in the Information Package furnished to CRG shall include information provided in the Company=s SEC filed reports and public information.

     3. Covenants of the Client and CRG. The Client covenants and warrants that any information provided in the Information Package for dissemination will to its knowledge be truthful, accurate, in compliance with all copyright and all other applicable laws and regulations and will not be submitted in connection with any intended improper or illegal act or deed. CRG covenants and warrants that it nor any of its affiliates, associates, employees or consultants shall disseminate any information not either provided in the Client=s public filings or in accordance with Paragraph 4 herein.

Services.

     For a period of sixty (60) months, pursuant to the terms hereof, CRG=s services shall specifically include delivery and performance of items listed in Exhibit AA@, which is incorporated into this Agreement and making oral representations on behalf of the Client the parties shall follow the following procedures: (a) Preparation of Proofs. CRG shall prepare written proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval. (b) Correction and Changes of Proofs and/or Tapes. CRG shall make all corrections and changes that the Client may request. Sign Offs. A duly authorized representative of the Client shall sign all approvals, corrections and change of proofs by the Client. The Client hereby designates the individual(s) listed in Exhibit "C" hereof as authorized representatives for purposes of this paragraph 4(a), (b) and (c); and CRG may rely upon this designation. CRG shall use its best efforts to perform all items listed in Exhibit AA@ hereto, in a timely and efficient manner.

     5. Compensation. Refer to Exhibit "B".

     6. It is understood and agreed by the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares in accordance with Exhibit AB@.

     7. Assumption of Liability and Indemnification. The Client assumes and claims all responsibility and liability for the content of all information disseminated on behalf of the Client which have been approved by Client. The Client shall indemnify and hold CRG, its subsidiaries and parent Company harmless from and against all demands, claims or liability arising for any reason due to the context of information disseminated on behalf of the Client. This indemnity shall include any costs incurred by CRG including, but not limited to, legal fees and expenses incurred both in administrative proceedings, at trial and appellate levels, in settlement of claims and payment of any judgment against CRG. CRG for its part shall indemnify the Client against any and all publication of erroneous facts or figures done without Client=s prior written approval or against any acts of CRG employees promoting the Client, in the course and scope of their employment, which may be illegal. This indemnification shall include the payment of attorney=s fees if any suit is filed and the subsequent costs of said suit.

     8. Termination for Fraud or Criminal Acts. The client further agrees that CRG may terminate this Contract without recourse to the Client if the Company is found to be in material violation of rules promulgated by any criminal regulation or the Securities Exchange Commission. Illegal activity per se shall include but not be limited to the release by the Company of knowingly false information or the illegal payment of any securities or money to brokers; not to include any payment made under this agreement. In the event of such action by the Company, CRG will be entitled to retain any and all monies prior paid.

     Assignment and Delegation. Neither party may assign any rights or delegate any duties hereunder without the other party's express prior written consent.

     10. Entire Agreement. This writing contains the entire agreement of the parties. No representations were made or relied upon by either party, other than those expressly set forth. Furthermore, the Client understands that CRG makes no guarantees, assurances or representations in regard to the results of its corporate relations program. No agent, employee or other representative of either party is empowered to alter any of the above terms, unless done in writing and signed by an executive officer of the respective parties.

     11. Controlling Law and Venue. This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

     12. Prevailing Party. In the event of the institution of any legal proceedings or litigation, at the trial level or appellate level, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorney's fees and expenses.

     Failure to Object not a Waiver. The failure of either party to this Agreement to object to, or to take affirmative action, with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future violation, breach or wrongful conduct.

     CRG is not an Agent or Employee of the Client. CRG=s obligations under this Agreement are solely as a an independent contractor. In no event shall CRG be considered to act as an employee or agent of Client or otherwise represent or bind Client. All final decisions with respect to acts of Client, whether or not made pursuant to or in reliance on information or advice furnished by CRG in this Agreement, shall be those of Client. CRG=s employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

     Expenses. Client shall not be responsible for any expenses not pre-approved in writing. All expenses incurred by CRG for performance under this Agreement, including the delivery of the items described in Exhibit AA@, shall be borne by CRG, except as specifically addressed in this Agreement and pre-approved by Client.

     Confidential Information. AConfidential Information@ means any proprietary information, technical data or know-how disclosed to CRG by Client, either directly or indirectly in writing, orally, by drawing, or by inspection or other tangible items. Confidential information shall include, without limitation, all intellectual property; business relationships and plans; product, research; financial projections and plans; of Client disclosed to or discussed with CRG. CRG agrees not to use any of Client=s or any of its parent or sibling companies= confidential information for its own uses or for any purpose except to carry out discussions or a business understanding between Client and CRG. CRG agrees not to disclose any of Clients confidential information to any third party and, that they will take all reasonable measures to protect the secrecy of and avoid disclosure of confidential information. CRG acknowledges that nothing contained in this Agreement will be construed as granting any rights, by license or other otherwise, to any of Client=s or its parent or sibling companies= confidential information.

     17. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or Company as follows:



         Company:          CORPORATE  RELATIONS  GROUP,  INC.
                           1947 Lee Road
                           Winter Park, FL  32789
                           Attention:   Joseph H. Landis, President

         CLIENT:           PLAY CO. TOYS & ENTERTAINMENT CORP.
                           550 Rancheros Drive
                           San Marcos, CA   92069
                           Attention:   Richard L. Brady, President & CEO


     18. Headings. Headings in this Agreement are for convenience only not be used to interpret its provisions.

     19. Time. For all intents and purposes, time is of the essence with this Agreement.

     20. Agreement Not To Hire. The Client understands and appreciates that CRG has invested a tremendous amount of time, energy and expertise in the training of its employees to be able to provide the very service that Client desires. Client further understands that should an employee be enticed to leave, then CRG will be damaged in an amount the parties are incapable of calculating at this time. Therefore, the Client agrees not to offer employment to any employee or subcontractor of CRG, nor to allow any officer or director of Client to offer such employment with Client or any other Company with whom officers and directors of Client are employed or hold a financial stake for a period of three
(3) years.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE  RELATIONS  GROUP,  INC.

BY:      __________________________
         Joseph H. Landis
         President

PLAY CO. TOYS & ENTERTAINMENT CORP.

BY:               __________________________
         Richard L. Brady
         President/CEO

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
                                   EXHIBIT "A"

     The Corporate Relations Services to be provided by CRG for a sixty (60) month period are as follows:

ADVERTISING and PRINTING SERVICES

     A. MoneyWorld Magazine - Lead Generation mailing (300,000 print run total) A four color magazine, MoneyWorld Magazine will be created in which the following advertorials will be dedicated to the Client: Four page advertorial in two (2) separate issues and; Junior Page advertorial in four (4) separate issues.

     FinancialSentinel B Lead Generation mailing (minimum 100,000 print run total) The following advertorials will be dedicated to the Client in the Financial Sentinel: Two Page advertorial in two (2) separate issues and; One Page advertorial in three (3) separate issues.

     C. Growth Industry Report B Four-page, two-color follow-up mail pieces designed for additional informational purposes, that is mailed to MoneyWorld respondents. A total of 15,000 will be printed.

     D. The Core Broker Program - CRG will produce a core of 8-10 retail brokers, market makers and/or money managers who will take positions in the stock of AClient@. This process will begin immediately upon CRG receiving the payment as stipulated in Exhibit AB@ and will be completed no later than a month before mailing occurs. Upon completion, selection and approval of the Core Broker Group, CRG will arrange a Core Broker meeting, which will include a show and tell from the top management of the AClient@ in training of these Core Brokers. The Client will cover all expenses of the Core Broker meeting. Client will have prior approval of all expenses and will arrange the meeting.

     E. Public relations exposure to newsletter writers, trade and financial publications. The Client shall be totally responsible for all travel expenses for the purpose of two (2) due diligence trips of the Company by financial newsletter writers and/or brokers. The Client will have total pre-approval rights on these trips.

     F. Inclusion as a featured "Lead Generator of the Month" in Confidential Fax Alert, a newsletter transmitted by fax to over 8,000 Brokers.

     Preparation of a Broker Bullet Sheet to be sent to every broker who shows interest in working the leads and the stock.

     Lead Tracking Summary maintained for all response leads generated and provided to the AClient@ upon request.

     Press releases B Up to four (4) press releases included which may be extended at the option of the AClient@, at the Client=s expense.

     Road Shows - Locations to be determined. Client will cover all expenses of Road Shows. Client will have prior written approval of those expenses.

     Advertising on MoneyWorld web site for a period of 60 days (the advertising will parallel to an advertorial in MoneyWorld magazine).

     Introduction to our web site company. Additional assistance is available to the Client related to web site development and maintenance.

     L. Arrow Marketing, Inc., a sister company of CRG, will produce at its cost due diligence packages for the Client. CRG will then distribute at its own cost the due diligence packages to all inquiring brokers. The Client shall supply the necessary information and possible third party brochure and catelogs for this package.

     M. CRG targets a minimum of 3% return of qualified investor leads specifically generated for the Company.

     N. Assistance in reviewing documentation to be sent to brokers.

     O. "Client" agrees to send CRG, DTC sheets on a weekly basis.

     "Client" agrees to provide CRG with a complete shareholders list on a semi-annual basis.

     "Client" agrees to provide CRG with a list of Blue Sky states on their attorney's letterhead.

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
                                   EXHIBIT "B"
                                PAYMENT AGREEMENT
                               made by and between

                       PLAY CO. TOYS & ENTERTAINMENT CORP.

                                       and

                         CORPORATE RELATIONS GROUP, INC.

     THIS AGREEMENT is made this 22nd day of July,1998, and will serve as confirmation of payment terms for services to be provided PLAY CO. TOYS & ENTERTAINMENT CORP. ("CLIENT") whereby CORPORATE RELATIONS GROUP, INC. ("CRG") has agreed to perform said services as defined in the "Lead Generation / Corporate Relations Agreement."

                                      TERMS

     A. CLIENT will pay to CRG, ONE HUNDRED THOUSAND DOLLARS ($100,000 U.S. cy) upon the execution of this agreement. The Client shall also issue 50,000 shares of Series E preferred stock.

     B. This Agreement is subject to compliance with the rules of the Exchanges and Securities Commissions on which Client is listed and registered.

     C. It is understood and agreed by and between the Parties that the above compensation in U.S. currency, or free trading shares of the Company for which a registration statement has been filed, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

     D. In the event of termination of this Agreement by the Client, CRG shall be fully released and forever discharged by the Client from any further obligations or liabilities after proving such mitigating damages with respect to the "Lead Generation / Corporate Relations Agreement", with the exception of liabilities arising from CRG=s own negligence, during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by CRG from any and all obligations of further payments or liabilities with respect to the "Lead Generation / Corporate Relations Agreement." This release in no way affects paragraph 7, page 2 of the "Lead Generation / Corporate Relations Agreement."

     E. Shares shall be made free trading through the registration that is mutually agreed upon by the "Client's" attorney and CRG's attorney.

     Client shall issue options to CRG as outlined below in accordance with option agreements to be delivered with this Agreement. Amount Price 350,000 shares of Common Stock at $0.78125 400,000 shares of Series E Preferred Stock at $2.25

     G. Duration of Options The Client further agrees that the options stated in terms "F" of this Exhibit shall be obtainable by CRG in 1/3 increments of the total options. These options shall be applied as follows: 1/3 of the options shall be exercisable for a period of 60 days commencing on the date the registration is declared effective as referenced in Paragraph H hereto and; 1/3 of the options shall be exercisable for a period of 60 days commencing 60 days after the registration is declared effective and; the remaining 1/3 of the options shall be exercisable for a period of 240 days commencing 120 days after the registration is declared effective.

     H. The Client further agrees to register all Common Stock and Series E Preferred Stock stated herein under the appropriate registration such as an S-3 for the above mentioned stock within 30 days from the signing of this contract. Said shares shall be effective no later than 120 days from said registration. Should the Client fail to affect the appropriate registration within the aforementioned time, the Client and CRG agree that CRG shall be entitled to an additional 10% penalty of the option shares.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE  RELATIONS  GROUP,  INC.


BY: ________________________________                                                    ________________________
         Joseph H. Landis                                                               Witness
         President

PLAY CO. TOYS & ENTERTAINMENT CORP.


BY: ________________________________                                                    _________________________
         Richard L. Brady                                                               Witness
         President/CEO

                                   EXHIBIT "C"



     PLAY CO. TOYS & ENTERTAINMENT CORP. hereby designates the following person or persons to act on its behalf for purposes of signing off on all copies pursuant to Paragraph 4 of this Corporate Relations Agreement. CRG may rely upon the signature of any of the following:





_____________________________
DIRECTOR  (PLEASE SIGN)                                       DIRECTOR  (PLEASE PRINT)




______________________________
PRESIDENT  (PLEASE SIGN)                                      PRESIDENT  (PLEASE PRINT)




______________________________
VICE PRESIDENT  (PLEASE SIGN)                                 VICE PRESIDENT  (PLEASE PRINT)

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